EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2019-COR4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Hyatt Seattle Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Grand Hyatt Seattle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Grand Hyatt Seattle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Hyatt Seattle Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Grand Hyatt Seattle Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Grand Hyatt Seattle Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Renaissance Seattle Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Renaissance Seattle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Renaissance Seattle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Renaissance Seattle Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Renaissance Seattle Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Renaissance Seattle Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sheraton Music City Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Sheraton Music City Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sheraton Music City Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sheraton Music City Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sheraton Music City Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Sheraton Music City Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Sheraton Music City Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CBBC Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CBBC Industrial Portfolio Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the CBBC Industrial Portfolio Mortgage Loan on and after May 2, 2023, Wells Fargo Bank, National Association, as Trustee for the CBBC Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CBBC Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CBBC Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CBBC Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Saint Louis Galleria Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Saint Louis Galleria Mortgage Loan prior to February 16, 2023, Argentic Services Company LP, as Special Servicer for the Saint Louis Galleria Mortgage Loan on and after February 16, 2023, Wells Fargo Bank, National Association, as Trustee for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Saint Louis Galleria Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Saint Louis Galleria Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Saint Louis Galleria Mortgage Loan.

Dated: March 14, 2024

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)